Exhibit 99.1
For Release on February 25, 2015
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FOURTH QUARTER AND FULL-YEAR
2014 FINANCIAL RESULTS
New York, NY - February 25, 2015 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), one of the leading owners and operators of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs”, “Philadelphia Sports Clubs” and "BFX Studio" announced its results for the fourth quarter and full-year ended December 31, 2014.
Fourth Quarter Overview:

•	Total member count increased 5,000 to 484,000 during Q4 2014 compared to a decrease of 10,000 in Q4 2013.

•	Membership monthly attrition averaged 3.9% per month in Q4 2014 compared to 3.4% per month in Q4 2013.

•	Revenue was $109.7 million in Q4 2014, a decrease of 3.7% compared to Q4 2013.

•	Comparable club revenue decreased 3.9% in Q4 2014 compared to 1.3% in Q4 2013.

•	Adjusted EBITDA was $10.4 million in Q4 2014 compared to $18.4 million in Q4 2013 (Refer to the reconciliation below). Q4 2014 Adjusted EBITDA exceeded our previous guidance of $8.8 million by 18%.

•
Net loss for Q4 2014 was $63.7 million, which included a non-cash charge related to a tax valuation allowance of $60.4 million recorded against deferred tax assets. This compares to net loss of $695,000 in Q4 2013, which included an aggregate pre-tax net charge of $1.2 million (approximately $738,000, net of taxes) for certain items as previously disclosed.

•
Loss per share was $2.62 in Q4 2014, which included loss per share of $2.48 for a non-cash tax charge related to a tax valuation allowance. Loss per share in Q4 2013 was $0.03, which included loss per share of $0.03 of certain items as previously disclosed.

•
We continue to modify pricing at our clubs to a High Value Low Price ("HVLP") strategy. As of December 31, 2014, 71 clubs were operating under this new pricing strategy. As of today, a total of 98 clubs have been converted to HVLP and another 19 clubs are operating as passport-only membership clubs. We expect most of our clubs to be converted to the HVLP pricing strategy by May 31, 2015, and approximately 25 clubs to be operating under our higher priced passport-only membership model.

Robert Giardina commented: “The fourth quarter capped a year of significant transformation and highlighted positive momentum for our business.  Compelled by industry change, we embarked on a new pricing strategy which we expect will first result in membership growth and increased market share followed by renewed positive EBITDA growth combined with improved cash flow. In addition, to improve the productivity of our asset base, we closed eight clubs, slowed development and are focusing most of our efforts on maximizing the potential of our existing clubs. Everything we are doing leverages the established team, infrastructure and brand that our company has developed over many years, and we are energized by the continued focus on health and fitness in America.”

Fourth Quarter Ended December 31, 2014 Financial Results:
Revenue (in thousands):

	Quarter Ended December 31,
	2014		2013
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$82,614	75.3%	$87,886	77.1%	(6.0)%
Joining fees	2,964	2.7%	3,108	2.7%	(4.6)%
Membership revenue	85,578	78.0%	90,994	79.8%	(6.0)%
Personal training revenue	17,481	15.9%	15,920	14.0%	9.8%
Other ancillary club revenue	5,212	4.8%	4,758	4.2%	9.5%
Ancillary club revenue	22,693	18.2%	20,678	18.2%	9.7%
Fees and other revenue	1,450	1.3%	2,235	2.0%	(35.1)%
Total revenue	$109,721	100.0%	$113,907	100.0%	(3.7)%
Total revenue for Q4 2014 decreased $4.2 million, or 3.7%, compared to Q4 2013. Revenue at clubs operated for over 12 months (“comparable club revenue”) decreased 3.9% in Q4 2014. Memberships at our comparable clubs were down 3.5% and the price of our membership dues were down 0.8%, which was partially offset by a 0.4% increase in the combined effect of ancillary club revenue, joining fees and other revenue.
Operating expenses (in thousands):

	Quarter Ended December 31,
	2014	2013	$ Variance	% Variance
Payroll and related	$43,680	$42,908	$772	1.8%
Club operating	47,839	46,067	1,772	3.8%
General and administrative	7,752	7,446	306	4.1%
Depreciation and amortization	12,018	11,991	27	0.2%
Impairment of fixed assets	56	147	(91)	(61.9)%
Operating expenses	$111,345	$108,559	$2,786	2.6%

Total operating expenses for Q4 2014 increased $2.8 million, or 2.6%, compared to Q4 2013, primarily reflecting $3.3 million of operating expenses for our newly opened clubs and BFX Studio, partially offset by $2.2 million of reduced operating costs at clubs that were closed. The increase also reflected increased HVLP marketing expense of approximately $1.6 million. Operating margin was (1.5)% for Q4 2014 compared to 4.7% for Q4 2013.
Payroll and related. Payroll and related expenses increased $772,000, or 1.8%, to $43.7 million in Q4 2014 compared to Q4 2013, primarily reflecting increases in employment levels relating to our new BFX Studio, as well as higher wages and hours for membership consultants and front desk staffing associated with the conversion of our HVLP clubs.
Club Operating. Club operating expenses increased $1.8 million, or 3.8%, to $47.8 million in Q4 2014 compared to Q4 2013, primarily reflecting increased advertising spend of $1.6 million, mainly related to the introduction of our new HVLP pricing strategy at many of our locations.
General and administrative. General and administrative expenses increased $306,000 in Q4 2014 when compared to the same prior-year period. Computer maintenance expenses increased $428,000 related to the implementation of our new club operating system and in Q4 2014, we incurred $136,000 in legal and other expenses related to club closures. These increases were partially offset by a reversal of $214,000 in accrued damages related to the Ajilon litigation.

Full-Year Ended December 31, 2014 Financial Results
For the full-year ended December 31, 2014, total revenue decreased $16.4 million, or 3.5%, compared to full-year 2013. Adjusted EBITDA was $53.2 million compared to $90.0 million for 2013 (Refer to the reconciliation below). Operating margin was 0.2% for 2014 compared to 8.6% for 2013. Net loss was $69.0 million in 2014, which included a non-cash tax charge of $60.4 million related to a tax valuation allowance, compared to net income of $12.3 million in 2013. The valuation allowance was recorded based on our projection to be in a cumulative loss during the three year period ending December 31, 2015 as a result of the earnings pressure in the near-term and increased marketing spend due to the conversion to the HVLP pricing strategy.
First Quarter 2015 Financial Outlook:
Based on the current business environment, current trends in the marketplace and our expectations as we continue the implementation of our HVLP strategy, and subject to the risks and uncertainties inherent in forward-looking statements, our outlook for the first quarter of 2015 includes the following:

•
Revenue for Q1 2015 is expected to be between $113.0 million and $114.0 million versus $115.9 million for Q1 2014. As percentages of revenue, we expect Q1 2015 payroll and related expenses to be approximately 41.5% and club operating expenses to approximate between 45.3% and 45.5%. We expect general and administrative expenses to approximate $7.7 million, depreciation and amortization to approximate $12.0 million and net interest expense to approximate $5.1 million. Included in interest expense is approximately $675,000 related to the building financing arrangement, of which $475,000 is non-cash.

•
We expect net loss for Q1 2015 to be between $4.8 million and $5.3 million, and loss per share to be in the range of $0.20 per share to $0.22 per share, assuming approximately 24.5 million weighted average fully diluted shares outstanding and an effective tax rate of 46%.

•	We estimate that Adjusted EBITDA will approximate $7.3 million in Q1 2015.
Our Q1 2015 outlook excludes any amounts related to the review of strategic alternatives previously announced.
Investing Activities Outlook:
For the year ending December 31, 2015, we currently plan to invest $30.0 million to $34.0 million in capital expenditures. This amount includes approximately $5.4 million to $6.5 million related to planned 2015 openings, including both clubs and BFX Studio units. Total capital expenditures also includes approximately $17.0 million to $19.0 million to continue enhancing or upgrading existing clubs and approximately $5.0 million to $6.0 million principally related to major renovations at certain clubs. We also expect to invest approximately $3.0 million to continue to enhance our management information and communication systems. We expect these capital expenditures to be funded by cash flow from operations and available cash on hand.
Forward-Looking Statements:
This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements under the captions “First Quarter 2015 Financial Outlook” and “Investing Activities Outlook”, statements regarding future financial results and performance, potential sales revenue, potential club closures, HVLP conversions, our strategic review process, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the success of our HVLP strategy, the geographic concentration of the Company’s clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is one of the leading owners and operators of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 158 fitness clubs as of December 31, 2014, comprising 107 New York Sports Clubs, 30 Boston Sports Clubs, 13 Washington Sports Clubs (two of which are partly-owned), five Philadelphia Sports Clubs, and three clubs located in Switzerland, and one BFX Studio. These clubs collectively served approximately 484,000 members as of December 31, 2014. For more information on TSI, visit http://www.mysportsclubs.com.

The Company will hold a conference call on Wednesday, February 25, 2015 at 4:30 PM (Eastern) to discuss the fourth quarter and full-year results. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Web site beginning February 26, 2015. Accompanying slides will be posted to the Company's website shortly before the conference call.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York
Contact Information:

Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com

or

ICR, Inc.
Joseph Teklits / Farah Soi
(203) 682-8200
farah.soi@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2014 and 2013
(All figures in thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$93,452	$73,598
Accounts receivable, net	3,656	3,704
Inventory	573	473
Deferred tax assets, net	724	17,010
Prepaid corporate income taxes	11,588	6
Prepaid expenses and other current assets	12,893	10,850
Total current assets	122,886	105,641
Fixed assets, net	233,644	243,992
Goodwill	32,593	32,870
Intangible assets, net	394	908
Deferred tax assets, net	—	11,340
Deferred membership costs	7,396	8,725
Other assets	12,920	10,316
Total assets	$409,833	$413,792
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$3,114	$3,250
Accounts payable	2,873	8,116
Accrued expenses	26,702	31,536
Accrued interest	376	737
Dividends payable	291	259
Deferred revenue	36,950	33,913
Deferred tax liabilities	300	—
Total current liabilities	70,606	77,811
Long-term debt	296,757	311,659
Building financing arrangement	83,400	—
Dividends payable	211	407
Deferred lease liabilities	53,847	56,882
Deferred tax liabilities	11,999	—
Deferred revenue	2,455	2,460
Other liabilities	8,642	8,089
Total liabilities	527,917	457,308
Stockholders’ deficit:
Common stock	24	24
Additional paid-in capital	(10,055)	(13,846)
Accumulated other comprehensive income	395	2,052
Accumulated deficit	(108,448)	(31,746)
Total stockholders’ deficit	(118,084)	(43,516)
Total liabilities and stockholders’ deficit	$409,833	$413,792

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarters and years ended December 31, 2014 and 2013
(All figures in thousands except share and per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Club operations	$108,271	$111,672	$447,871	$464,240
Fees and other	1,450	2,235	5,971	5,985
	109,721	113,907	453,842	470,225
Operating Expenses
Payroll and related	43,680	42,908	177,009	174,894
Club operating	47,839	46,067	192,716	179,683
General and administrative	7,752	7,446	31,352	28,431
Depreciation and amortization	12,018	11,991	47,307	49,099
Insurance recovery related to damaged property	—	—	—	(3,194)
Impairment of fixed assets	56	147	4,569	714
Impairment of goodwill	—	—	137	—
	111,345	108,559	453,090	429,627
Operating (loss) income	(1,624)	5,348	752	40,598
Loss on extinguishment of debt	493	750	493	750
Interest expense	5,112	6,309	19,039	22,617
Interest income	—	—	—	(1)
Equity in the earnings of investees and rental income	(582)	(616)	(2,402)	(2,459)
(Loss) income before (benefit) provision for corporate income taxes	(6,647)	(1,095)	(16,378)	19,691
Provision (benefit) for corporate income taxes	57,041	(400)	52,611	7,367
Net (loss) income	$(63,688)	$(695)	$(68,989)	$12,324
(Loss) earnings per share:
Basic	$(2.62)	$(0.03)	$(2.84)	$0.51
Diluted	$(2.62)	$(0.03)	$(2.84)	$0.50
Weighted average number of shares used in calculating (loss) earnings per share:
Basic	24,310,103	24,103,411	24,266,407	24,031,533
Diluted	24,310,103	24,103,411	24,266,407	24,736,961
Dividends declared per common share	$—	$0.16	$0.32	$0.16

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2014 and 2013
(All figures in thousands)
(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(68,989)	$12,324
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	47,307	49,099
Insurance recovery related to damaged property	—	(3,194)
Impairment of fixed assets	4,569	714
Impairment of goodwill	137	—
Loss on extinguishment of debt	493	750
Amortization of debt discount	1,304	996
Amortization of debt issuance costs	627	1,153
Amortization of building financing costs	31	—
Noncash rental income, net of non-cash rental expense	(5,399)	(5,692)
Share-based compensation expense	1,911	2,204
Net change in deferred taxes	40,129	6,120
Net change in certain operating assets and liabilities, net of acquisitions	(20,994)	898
Decrease in deferred membership costs	1,329	2,086
Landlord contributions to tenant improvements	1,684	1,472
Increase (decrease) in insurance reserves	482	(929)
Other	137	(613)
Total adjustments	73,747	55,064
Net cash provided by operating activities	4,758	67,388
Cash flows from investing activities:
Capital expenditures	(42,054)	(30,861)
Acquisition of businesses	—	(2,939)
Insurance recovery related to damaged property	—	3,194
Net cash used in investing activities	(42,054)	(30,606)
Cash flows from financing activities:
Proceeds from building financing arrangement	83,400	—
Building financing arrangement costs	(3,160)	—
Principal payments on 2013 Term Loan Facility	(16,716)	—
Proceeds from 2013 Senior Credit Facility, net of original issue discount	—	323,375
Repayment of 2011 Senior Credit Facility	—	(315,743)
Term loan issuance and amendment related financing costs	—	(4,356)
Debt issuance costs	—	(763)
Cash dividends paid	(7,877)	(4,088)
Proceeds from stock option exercises	133	600
Tax benefit from restricted stock vesting	1,723	—
Net cash provided by (used in) financing activities	57,503	(975)
Effect of exchange rate changes on cash	(353)	33
Net increase (decrease) in cash and cash equivalents	19,854	35,840
Cash and cash equivalents beginning of period	73,598	37,758
Cash and cash equivalents end of period	$93,452	$73,598
Summary of the change in certain operating assets and liabilities:
Decrease (increase) in accounts receivable	$25	$2,859
Increase in inventory	(101)	(36)
Increase in prepaid expenses and other current assets	(1,549)	(1,278)
(Decrease) increase in accounts payable, accrued expenses and accrued interest	(9,856)	3,089
Change in prepaid corporate income taxes and corporate income taxes payable	(12,773)	1,604
Increase (decrease) in deferred revenue	3,260	(5,340)
Net change in certain working capital components	$(20,994)	$898

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
For the Quarters and Full Years Ended December 31, 2014 and 2013
(All figures in thousands)
(Unaudited)

	Quarter Ended December 31,		Full-Year Ended December 31,
	2014	2013	2014	2013
Net (loss) income	$(63,688)	$(695)	$(68,989)	$12,324
Interest expense, net of interest income	5,112	6,309	19,039	22,616
Provision (benefit) for corporate income taxes	57,041	(400)	52,611	7,367
Depreciation and amortization	12,018	11,991	47,307	49,099
EBITDA	10,483	17,205	49,968	91,406
Net occupancy loss (gain) related to club closure	170	—	(1,442)	—
Legal and other expenses related to club closure	136	—	262	—
Legal judgment	(214)	—	—	—
Non-cash rental income from former tenant (1)	(492)	—	(596)	—
Rent related to building financing arrangement (2)	(187)	—	(229)	—
Insurance recovery related to damaged property	—	—	—	(3,194)
Deferred rental income	—	(424)	—	(424)
Impairment of fixed assets	56	147	4,569	714
Impairment of goodwill	—	—	137	—
Payroll bonus payment in connection with dividend (3)	—	126	—	126
Expenses related to the East 86th Street building financing arrangement (4)	—	223	—	223
Severance	—	388	—	388
Loss on extinguishment of debt	493	750	493	750
Adjusted EBITDA	$10,445	$18,415	$53,162	$89,989

(1)	In connection with the East 86th Street building financing arrangement, we continue to record non-cash rental income from our former tenant.

(2)	Rent paid in connection with our club at the East 86th Street property is recorded as interest expense on the consolidated statement of operations.

(3)	In connection with the dividend payments in Q4 2013, certain option holders holding vested in-the-money options were paid a cash bonus equivalent.

(4)	In connection with the East 86th Street building financing arrangement, legal fees totaling $223 were incurred in Q4 2013.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
For the Quarter Ending March 31, 2015 and the Quarter Ended March 31, 2014
(All figures in thousands)
(Unaudited)

	Estimated Q1 2015	Q1 2014
Net loss	$(4,900)	$(3,515)
Interest expense, net of interest income	5,100	4,711
Benefit for corporate income taxes	(4,200)	(2,699)
Depreciation and amortization	12,000	11,798
EBITDA	8,000	10,295
Rental income from former tenant	(500)	—
Rent related to building financing arrangement	(200)	—
Impairment of fixed assets	—	3,623
Impairment of goodwill	—	137
Adjusted EBITDA	$7,300	$14,055
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) plus interest expense (net of interest income), provision (benefit) for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, rental income from former tenant, rent related to building financing arrangement and loss on extinguishment of debt. In the case of Q4 2013 and full-year 2013, Adjusted EBITDA also excludes executive severance costs, expenses related to the sale of our East 86th Street property, a payroll bonus in connection with the quarterly dividend paid and a correction of an immaterial prior period error related to the accounting for deferred rental income, and in the full-year 2013, excludes an insurance recovery received related to damaged property. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
EBITDA excludes, among other items, the effect of depreciation and amortization, which is a significant component of our reported GAAP data. Depreciation and amortization, which is a non-cash item, totaled $12.0 million in the quarter ended December 31, 2014. Although a premise underlying depreciation and amortization is that it will be reinvested in our business to restore, replenish or purchase property, equipment and other related assets, the funds represented by depreciation and amortization could, in the Company’s discretion, be utilized for other purposes (e.g., debt service). Accordingly, EBITDA may be useful as a supplemental measure to GAAP financial data for assessing our performance.
Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.

The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2013 Senior Credit Facility, as amended.

•
Our discussions with prospective lenders and investors in recent years, including in relation to our 2013 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•	The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it provides a performance measure to assess results without regard to capital structure and taxes.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.
Adjusted EBITDA has similar uses and limitations as EBITDA. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.